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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report): October 12, 2004

Heritage Property Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31297 (Commission File No.)	04-3474810 (IRS Employer Identification No.)
131 Dartmouth Street
Boston, Massachusetts (Address of principal executive offices)		02116 (Zip Code)

(617) 247-2200
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        Heritage Property Investment Trust, Inc. (the "Company") is filing this Current Report on Form 8-K for the purpose of filing the Severance Agreements previously entered into by the Company with certain of its officers. As previously disclosed by the Company, the Company has entered into Severance Agreements with each of Bruce Anderson, Vice President, Acquisitions, Stephen Faberman, Vice President, Corporate Counsel, David Gaw, Senior Vice President, Chief Financial Officer, Patrick O'Sullivan, Vice President, Finance and Accounting, Robert Prendergast, Senior Vice President, Chief Operating Officer, Barry Rodenstein, Vice President, Leasing, David Sweetser, Vice President, Property Management, Construction and Business Development, and Louis Zicht, Vice President, General Counsel. These agreements are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8, respectively.

        These Severance Agreements provide for severance to be paid to each of these officers in the event that their employment is terminated by the Company other than for "cause" or by these individuals for "good reason," including following a change in control. In the event that the employment of any of these individuals is terminated under these circumstances following a change in control, Mr. Gaw is entitled to receive severance pay equal to two times and the other officers are entitled to one time the sum of their base salary as of the date of termination and their average cash bonus for each of the three most recently completed fiscal years. In the event that the employment of any of these individuals is terminated under these circumstances other than in connection with a change of control, these individuals are entitled to receive severance pay equal to the sum of their base salary as of the date of termination and their average cash bonus for each of the three most recently completed fiscal years.

        In addition, under the Company's equity incentive plan, upon a termination of employment in these circumstances, following a change in control, any restricted shares, annual performance shares and stock options granted to these individuals under the Company's equity incentive plan will immediately vest and all restrictions on these shares will terminate. Under these agreements, these individuals are also entitled to receive a payment for benefits forfeited under the Company's retirement plans as a result of the termination of their employment. These individuals are also entitled to receive tax offset payments from the Company to reimburse these individuals for the amount of excise taxes that may be incurred by these individuals in connection with the payment of the severance under these agreements and any other arrangements between these individuals and the Company. These agreements also contain confidentiality and noncompete provisions. Except as noted above, each of these agreements is substantially identical.

        In April 2004, the Company entered into a Separation Agreement with Mary Kate Herron, former Vice President, Lease Management of the Company, providing for her termination of employment with the Company. This agreement is attached to this Current Report on Form 8-K as Exhibit 99.9.

Item 9.01. Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Severance Agreement with Bruce Anderson
  99.2
  Severance Agreement with Stephen Faberman
  99.3
  Severance Agreement with David Gaw
  99.4
  Severance Agreement with Patrick O'Sullivan
  99.5
  Severance Agreement with Robert Prendergast
  99.6
  Severance Agreement with Barry Rodenstein
  99.7
  Severance Agreement with David Sweetser
  99.8
  Severance Agreement with Louis Zicht
  99.9
  Separation Agreement with Mary Kate Herron

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.
By:	/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast Chairman, President and Chief Executive Officer
By:	/s/ DAVID G. GAW David G. Gaw Senior Vice President, Chief Financial Officer and Treasurer

Dated: October 12, 2004

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 9.01. Financial Statements and Exhibits
SIGNATURES